UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

641 Lexington Ave

Suite 1526

New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

300 S. Pine Island Road, Suite 305

Fort Lauderdale, FL 33324
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Minton Employment Agreement

On February 15, 2013, the Company entered into an employment agreement (the “Minton Employment Agreement”) with Darren Minton to serve as the Senior Vice President of the Company.  In addition, the parties agreed that Mr. Minton shall not engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, or any business which the Company contemplates conducting or intends to conducts.

Pursuant to the terms of the Minton Employment Agreement, the Company will pay Mr. Minton $48,000 annually. In addition, Mr. Minton will receive reimbursement for all reasonable expenses which Minton incurs during the course of performance under the Minton Employment Agreement. Mr. Minton can terminate the Employment Agreement after four months with 30 days notice. The Company can terminate the Minton Employment Agreement upon notice to Mr. Minton.

The foregoing description of the terms of the Minton Employment Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Report.

Cervantes Employment Agreement

On February 15, 2013, the Company approved an employment agreement (the “Cervantes Employment Agreement”) with Alfonso J. Cervantes, the President of the Company.  In addition, the parties agreed that Mr. Cervantes shall not engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, or any business which the Company contemplates conducting or intends to conducts.

Pursuant to the terms of the Cervantes Employment Agreement, the Company will pay Mr. Cervantes $120,000 annually. In addition, Mr. Cervantes will receive reimbursement for all reasonable expenses which Minton incurs during the course of performance under the Cervantes Employment Agreement. Mr. Cervantes can terminate the Employment Agreement after four months with 30 days notice. The Company can terminate the Cervantes Employment Agreement upon notice to Mr. Cervantes.

The foregoing description of the terms of the Cervantes Employment Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Report.

Chord Advisors Agreement

On February 15, 2013, the Company entered into an advisory agreement (the “Chord Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Chord Agreement, Chord will provide the Company with comprehensive outsourced accounting solutions. The Company will pay Chord $6,250 per month for a period of 12 months. Our Chief Financial Officer, David Horin, is the President of Chord. The Agreement may be terminated by either party.

The foregoing description of the terms of the Chord Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Current Report on Form 8-K (this “Report”).

Grandview Advisory Agreement

On February 15, 2013, the Company entered into an advisory agreement (the “Grandview Advisory Agreement”) with Grandview Capital Partners, Inc. (“Grandview”). Pursuant to the Grandview Advisory Agreement, Grandview will provide the Company primarily with assistance and advice in seeking out a potential merger or acquisition partner or target.

The Company will pay Grandview $10,000 per month for a period of 18 months and will increase to $15,000 per month on the completion of the first acquisition of a temporary staffing company by the Company and contemporaneous financing. The Company will further compensate Grandview as its exclusive buy side advisor to locate and facilitate qualified businesses or companies that may desire to have the Company provide financing, (debt or equity) or fund the acquisition of certain of the stock or assets of such business transactions. Grandview will receive a fee between one (1%) and ten (10%) percent of the total transaction, depending on the transaction value, as defined in the Grandview Advisory Agreement.

The foregoing description of the terms of the Grandview Advisory Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Report.

Pylon Agreement

On February 14, 2013, the Company entered into a corporate services agreement (the “Pylon Agreement”) with Pylon Management, Inc. (“Pylon”). Pursuant to the Pylon Agreement, Pylon will provide the Company primarily with assistance and advice in identifying out a potential merger or acquisition targets and integrating such acquired business into the Company for a period of eighteen (18) months.

Pursuant to the Pylon Agreement, for any M&A Transaction, as defined in the Pylon Agreement, Pylon will receive a fee between three (3%) and five (5%) percent of the Transaction Value, as defined in the Pylon Agreement. Pylon shall also receive equity compensation in the amount of two percent (2%) of the outstanding shares of the Company’s common stock on the date of the first M&A Transaction, and one percent (1%) of the outstanding shares of the Company’s common stock on the date of the second M&A Transaction. All shares of the Company common stock issued under the Pylon Agreement shall have “piggyback” registration rights at the Company’s election and shall be included in any registration statement filed by the Company with the Securities and Exchange Commission. The Company will also pay Pylon $30,000 in accrued fees under the Pylon Agreement, as well as 2% of the net sales of the Company for administrative services rendered, which amount may be reduced pursuant to the Pylon Agreement. The Agreement may be terminated by either party upon ninety (90) days written notice.

The foregoing description of the terms of the Pylon Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Report.

Joshua Capital Agreement

On February 15, 2013, Staffing 360 Solutions, Inc. (the “Company”) entered into an advisory agreement (the “Joshua Capital Agreement”) with Joshua Capital, LLC (“Joshua Capital”). Pursuant to the Joshua Capital Agreement, Joshua Capital will provide the Company primarily with advisory and consulting services in connection with the Company’s business operations.

The Company will pay Joshua Capital $10,000 per month for a period of 18 months and will increase to $15,000 per month on the completion of the first acquisition of a temporary staffing company by the Company and contemporaneous financing. The agreement may be terminated by the Company for cause, as defined in the agreement.

The foregoing description of the terms of the Joshua Capital Agreement does not purport to be complete and are qualified in their entirety by reference to the provision of such Agreement file as an exhibit to this Report.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 14, 2013 the Company dismissed M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm. The Company has engaged RBSM LLP (“RBSM”) as its registered public accounting firm, effective February 14, 2013. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made by the Company’s Board of Directors.

The reports of M&K on the financial statements of the Company as of and for the two most recent fiscal years did not contain any adverse opinion or a disclaimer of opinion, and, except for an emphasis paragraph regarding a going concern uncertainty, were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through February 14, 2013, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&K, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through February 14, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and through February 14, 2013, the Company did not consult with RBSM with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided M&K a copy of the foregoing disclosures and requested M&K to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made therein. A copy of that letter dated February 20, 2013, furnished by M&K is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2013, Adam Wasserman notified the Company that he would resign from his position as Chief Financial Officer of the Company (the “Board”), effective immediately.  Mr. Wasserman’s resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On February 15, 2013, the Board appointed David Horin as Chief Financial Officer the Company. On that same day, the Board increased its size from two (2) to three (3) members and appointed Allan Hartley, the Company’s Chief Executive Officer, to fill the vacancy.

Biographical information for Mr. Hartley has previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 13, 2012. Mr. Harley is qualified to serve on our Board because of his experience with public companies.

David Horin, CPA, 44, Chief Financial Officer. Mr. Horin is currently the President of Chord Advisors, LLC, an advisory firm that provides targeted financial solutions to public (small-cap and mid-cap) and private small and mid-sized companies and Chief Financial Officer of TRIG Acquisition 1, Inc. From March 2008 to June 2012, Mr. Horin was the Chief Financial Officer of Rodman & Renshaw Capital Group, Inc., a full-service investment bank dedicated to providing corporate finance, strategic advisory, sales and trading and related services to public and private companies across multiple sectors and regions. From March 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies Group, Inc,, a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies Group, Inc., from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College, City University of New York. Mr. Horin is also a Certified Public Accountant.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

Related Party Transactions

Chord Advisors Agreement

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

Employment Agreements

Cervantes Agreement

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

Except as disclosed above, the Company has not entered into an employment agreements its officers and directors.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Minton Employment Agreement
10.2	Cervantes Employment Agreement
10.3	Chord Advisors Agreement
10.4	Grandview Advisory Agreement
10.5	Pylon Agreement
10.6	Joshua Capital Agreement
16.1	Letter from M&K CPAS, PLLC to the Securities and Exchange Commission dated February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2013

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes
President